EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT*

                                                                   JURISDICTION
                                                                        OF
                                                                   INCORPORATION
                                                                   -------------
Constellation Holdings, Inc. ...................................     Maryland
Constellation Investments, Inc. ................................     Maryland
Constellation Power, Inc. ......................................     Maryland
Constellation Real Estate Group, Inc. ..........................     Maryland
Constellation EnterprisesTM, Inc................................     Maryland
Constellation Energy Solutions, Inc. ...........................     Delaware
Constellation Power Source, Inc. ...............................     Delaware
Constellation Energy Source, Inc. ..............................     Delaware
Constellation Energy Projects & Services, Inc. .................     Delaware
Safe Harbor Water Power Corporation.............................   Pennsylvania
BGE Home Products & Services, Inc. .............................     Maryland

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*The names of certain indirectly owned subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary pursuant to Rule 1-02(w) of Regulation S-X.

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